UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2018

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001‑32663	86-0812139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Stone Oak Pkwy
San Antonio, Texas 78258
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01    Other Events.

This Current Report on Form 8-K (“Current Report”) is being filed by Clear Channel Outdoor Holdings, Inc. (the “Company”) to retrospectively adjust certain financial information and related disclosures contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on May 3, 2018 (“2017 Form 10-K”), as described below. The information in this Current Report is not an amendment to, or restatement of, the 2017 Form 10-K.

Change in Segment Reporting

As disclosed in our 2017 Form 10-K, the Company reevaluated its segment reporting and determined that its Latin America operations should be managed by its International outdoor leadership team. As a result, beginning on January 1, 2018, the operations of Latin America are no longer reflected within the Company’s Americas segment and are included in the results of its International segment. Accordingly, the Company has recast the corresponding segment disclosures for prior periods to include Latin America within the International segment.

Corrections to Prior Periods

During the three months ended June 30, 2018, the Company identified misstatements associated with VAT obligations in its International segment, which resulted in an understatement of the Company's VAT obligation. As described in the Company’s Form 10-Q as of and for the nine months ended September 30, 2018, filed on November 8, 2018, the Company concluded that these misstatements were immaterial, individually and in the aggregate, to any of the Company's prior quarterly and annual financial statements previously filed in the Company's Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. As a result, amendment of such reports is not required. While the Company concluded that the misstatements were immaterial to each of the prior reporting periods affected, the Company further concluded that correcting the errors cumulatively would materially misstate the Consolidated Statements of Comprehensive Loss for the nine months ended September 30, 2018. Accordingly, the Company is correcting the VAT misstatements, as well as other previously identified immaterial errors, by revising the Consolidated Balance Sheets as of December 31, 2017 and 2016 and the Consolidated Statements of Comprehensive Loss and the Consolidated Statements of Cash Flows for the years ended December 31, 2017, 2016 and 2015.

To reflect the change in segments and the corrections to prior periods, the following Items of the 2017 Form 10-K have been adjusted retrospectively (which Items as adjusted are attached as Exhibits hereto and incorporated by reference herein):

•	Part I, Item 1. Business

•	Part II, Item 6. Selected Financial Data

•	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Part II, Item 8. Financial Statements and Supplementary Data

This Current Report does not reflect events that may have occurred subsequent to the original filing date of the 2017 Form 10-K, and does not modify or update in any way the disclosures made in the 2017 Form 10-K other than as required to retrospectively reflect the change in segment reporting, as described above, to reflect the impact of applying the full retrospective method of ASC 606, Revenue from Contracts with Customers, which was adopted as of January 1, 2018 and to reflect the impact of applying ASU 2016-18, Restricted Cash, which was adopted during the first quarter of 2018. All other information in the 2017 Form 10-K remains unchanged. Without limitation of the foregoing, this filing does not purport to update the Management’s Discussion and Analysis of Financial Condition and Results of Operations for information known to management subsequent to the date of filing of the 2017 Form 10-K. The information in this Current Report should be read in conjunction with the 2017 Form 10-K. For information on developments since the filing of the 2017 Form 10-K, please refer to the Company’s subsequent filings with the Securities and Exchange Commission.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
23	Consent of Ernst & Young LLP
99.1	Part I, Item 1. Business
99.2	Part II, Item 6. Selected Financial Data
99.3	Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations
99.4	Part II, Item 8. Financial Statements and Supplementary Data
101.INS	XBRL Instance Document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

December 21, 2018	By:	/s/ Scott D. Hamilton
Scott D. Hamilton
Senior Vice President, Chief Accounting Officer and
Assistant Secretary